Exhibit 99.1

136 Enterprise Boulevard
PO Box 9300
Bozeman, MT 59718-9300
406.522.4200 P
406.522.4227 F

FOR IMMEDIATE RELEASE

For Further Information, Contact:
Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Kathleen O’Boyle
The Blueshirt Group	RightNow Technologies
415.217.7722	406.556.3428 Office
todd@blueshirtgroup.com	415.407.8308 Cell
stacie@blueshirtgroup.com	Kathleen.oboyle@rightnow.com

RIGHTNOW TECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL
RESULTS AND RESCHEDULES EARNINGS CALL
FOR THURSDAY, APRIL 19, 2007

Company also announces resignation of Jay Rising

BOZEMAN, MONT. (April 19, 2007) RightNow Technologies (NASDAQ:RNOW), today announced results for the quarter ended March 31, 2007. First quarter revenue was $25.7 million.  The net loss in the first quarter of 2007 was $(6.0) million or $(0.18) per share, compared to a net loss of $(0.4) million, or $(0.01) per share, in the first quarter of 2006. First quarter 2007 non-GAAP net loss was $(4.7) million which excludes stock-based compensation charges of $1.3 million.  2007 first quarter results include a 38% increase in recurring revenue and an 88% decrease in perpetual revenue compared to the first quarter of 2006, reflecting the Company’s recent business model changes.

During the first quarter, RightNow announced the general availability of RightNow 8 and added more than 60 new customers. New, renewed and expanded customer relationships during the first quarter of 2007 included Air Canada, Centers for Medicare/Medicaid, Daimler Chrysler, Drugstore.com, IAC Search and Media, Kewill, Reuters, Rockwell Automation, Sprint Nextel, and State of Indiana.  The Company also served more than 352 million interactions for its customers.

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“The first quarter marked a good start to the year for RightNow as we executed through our business model transition,” stated Greg Gianforte, founder and CEO. “The launch of RightNow 8 has been very well received by customers, partners and industry analysts.”

Susan Carstensen, CFO, added, “We are reiterating 2007 revenue guidance reflecting the successful efforts of our sales force to focus on first year recurring revenue.  The shift in our business model contributed to a greater than expected decline in average contract length which results in lower cash guidance for the full year.  However, given our high customer satisfaction and our successful track record capturing better than 100% of available renewal dollars, we believe this shift will ultimately benefit our long term cash flow.”

The Company also announced the resignation of Jay Rising, President of Field Operations.  “Our sales leadership is in excellent hands with three senior, experienced software general managers running our North America, EMEA, and Asia Pacific regions,” said Mr. Gianforte.  “I believe this change will have minimal impact on our sales organization, our pipeline or our forecasts and we are well-positioned to achieve our growth targets.”

Guidance

•                  For the full year 2007, the Company reiterated its expectation for revenue in the range of $116 million to $120 million.

•                  The Company now expects a smaller net loss per share for the full year 2007 in the range of $(0.51) to $(0.59). Non-GAAP net loss per share, which excludes stock-based compensation, is expected to be in the range of $(0.31) to $(0.39).

•                  Cash flow from operations for the full year 2007 is expected to be in the range of $15 million to $25 million.

•                  For the second quarter of 2007, revenue is anticipated to be in the range of $26.3 million to $26.8 million. The second quarter net loss per share is expected to be in the range of $(0.18) to $(0.20). Non-GAAP net loss per share, which excludes stock-based compensation, is expected to be in the range of $(0.11) to $(0.13).

RightNow has rescheduled its previously announced conference call and will now host a call this afternoon, Thursday April 19, at 5:30 p.m. Eastern time to discuss these results.  To access the call, please dial (800) 811-0667, or outside the U.S. (913) 981-4901, at lease five minutes prior to the start time.  An audio webcast of the call will also be available at www.shareholder.com/rnow/medialist.cfm.  A replay of today’s conference call will be available on the company’s web site at www.shareholder.com/rnow/, under the Investor Webcasts menu, from 8:30 p.m. (ET) on April 19, 2007 until 11:59 p.m. Wednesday, May 2, 2007.  You may also access a replay of today’s call by dialing (719) 457-0820 or (888) 203-1112, with replay passcode 8594471.

About RightNow Technologies, Inc.

RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. More than 1,800 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana. For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of the NASDAQ Stock Market, LLC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model, including recent changes we made to our model; our ability to develop or acquire, and gain market acceptance for new products in a cost-effective and timely manner; the market success of our recently released RightNow 8 product; the gain or loss of key customers; competitive pressures; our ability to expand operations; our ability to successfully retain customers of Salesnet, Inc. and to integrate Salesnet’s products and processes following our recent acquisition of that company; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and our ability to expand, retain and motivate our employees and manage our growth.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

RightNow Technologies, Inc.

Consolidated Balance Sheets

(In thousands) (Unaudited)

	March 31,	Dec 31,
	2007	2006
Assets
Cash and cash equivalents	$44,899	$39,208
Short-term investments	37,578	39,127
Accounts receivable	25,050	32,021
Term receivables, current	20,555	23,806
Allowance for doubtful accounts	(2,273)	(2,621)
Net receivables	43,332	53,206
Prepaid & other current assets	3,676	2,498
Total current assets	129,485	134,039

Property and equipment, net	10,715	10,073
Term receivables, non-current	19,349	24,805
Intangible assets, net	8,538	8,836
Other	842	489
Total Assets	$168,929	$178,242

Liabilities and Stockholders’ Equity
Accounts payable	$3,286	$4,417
Commissions and bonuses payable	2,902	4,069
Other accrued liabilities	10,532	7,588
Current portion of long-term debt	32	31
Current portion of deferred revenue	67,444	67,560
Total current liabilities	84,196	83,665

Long-term debt, less current portion	77	85
Deferred revenue, net of current portion	41,241	47,018

Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	88,064	86,069
Accumulated other comprehensive loss	(384)	(332)
Accumulated deficit	(44,298)	(38,296)
Total stockholders’ equity	43,415	47,474
Total Liabilities Stockholders’ Equity	$168,929	$178,242

RightNow Technologies, Inc.

Consolidated Operating Statements

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenue:
Software, hosting and support	$19,819	$19,310
Professional services	5,883	5,321
Total revenue	25,702	24,631

Cost of revenue:
Software, hosting and support	4,394	2,771
Professional services	5,171	4,104
Total cost of revenue	9,565	6,875

Gross profit	16,137	17,756

Operating expenses:
Sales and marketing	15,727	13,726
Research and development	4,296	3,130
General and administrative	2,860	2,056
Total operating expenses	22,883	18,912

Loss from operations	(6,746)	(1,156)

Interest and other income, net	828	672

Loss before income taxes	(5,918)	(484)
(Provision for) benefit from income taxes	(84)	44
Net loss	$(6,002)	$(440)

Net loss per share:
Basic	$(0.18)	$(0.01)
Diluted	$(0.18)	$(0.01)

Shares used in the computation:
Basic	32,858	31,943
Diluted	32,858	31,943

Stock-based compensation expense included in:
Cost of software, hosting and support	$58	$38
Cost of professional services	125	97
Sales and marketing	658	366
Product development	226	159
General and administrative	235	123
Total stock-based compensation	$1,302	$783

RightNow Technologies, Inc.

Consolidated Statements of Cash Flows

(In thousands) (Unaudited)

	Three Months Ended March 31,
	2007	2006
Operating activities:
Net loss	$(6,002)	$(440)
Non-cash adjustments:
Depreciation and amortization	1,675	1,105
Recoveries for uncollectible accounts receivable	(69)	(248)
Stock-based compensation	1,302	783
Changes in operating accounts:
Receivables	15,427	(9,798)
Prepaid and other current assets	(1,471)	(167)
Accounts payable	(1,133)	688
Commissions and bonuses payable	(1,171)	787
Other accrued liabilities	2,881	503
Deferred revenue	(6,056)	12,976
Other	(23)	(137)
Cash provided by operating activities	5,360	6,052

Investing activities:
Net change in short-term investments	1,549	(3,749)
Acquisition of property and equipment	(1,987)	(1,140)
Other	(29)	(10)
Cash used in investing activities	(467)	(4,899)

Financing activities:
Proceeds from issuance of common stock under employee benefit plans	643	432
Excess tax benefits of stock options exercised	49	—
Payments on long-term debt	(7)	(7)
Cash provided by financing activities	685	425

Effect of foreign exchange rates on cash and cash equivalents	113	(8)

Increase in cash and cash equivalents	5,691	1,570

Cash and cash equivalents at beginning of period	39,208	40,874
Cash and cash equivalents at end of period	$44,899	$42,444

RightNow Technologies, Inc.

Reconciliation of Non-GAAP Measurements

 (Amounts in thousands, except per share amounts) (Unaudited)

Diluted Earnings Per Share Reconciliation

	Three Months Ended March 31,
	2007	2006
Net loss as reported	$(6,002)	$(440)
Add stock-based compensation (“SBC”)	1,302	783
Net income (loss) before SBC	(4,700)	343

Net loss per share, as reported	$(0.18)	$(0.01)
Net income (loss) per share, before SBC	(0.14)	0.01

Shares used in the calculation, as reported	32,858	31,943
Shares used in the calculation, before SBC	32,858	33,954

Forward-Looking Guidance Reconciliation

	GAAP Guidance				Non-GAAP Guidance
	From	To	Adjustment		From	To
Quarter ending June 30, 2007
Net loss	$(6,000)	$(6,500)	$2,250	[a]	$(3,750)	$(4,250)
EPS	$(0.18)	$(0.20)			$(0.11)	$(0.13)
Shares	33,000	33,000			33,000	33,000

Year ending December 31, 2007
Net loss	$(17,000)	$(19,500)	$6,600	[a]	$(10,400)	$(12,900)
EPS	$(0.51)	$(0.59)			$(0.31)	$(0.39)
Shares	33,200	33,200			33,200	33,200

[a] Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (“SFAS 123R”) which is effective for periods beginning January 1, 2006.  Periods prior to 2006 do not include stock-based compensation expense.

About Non-GAAP Financial Measures

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

RightNow’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding RightNow’s operating results because they facilitate the comparison of results for future periods with results from past periods.  RightNow adopted SFAS 123R on January 1, 2006 using the modified prospective method.  Results of prior periods have not been restated to conform with the 2006 and subsequent years’ presentation.  We believe the calculation of diluted net income per share, calculated without stock-based compensation expense, provides a meaningful comparison to our diluted net income per share figures reported for 2005 and prior years.

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